 As filed with the Securities and Exchange Commission on March 22, 1999
                         Registration No. 333-69815

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                          AMENDMENT NO. 2 TO
                              FORM S-3
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                     Advanced Polymer Systems, Inc.
                     ------------------------------
        (Exact name of registrant as specified in its charter)

Delaware                                                94-2875566
-------------------------------                -------------------
(State or other jurisdiction of                (I.R.S. employer
 incorporation or organization)                identification no.)

     123 Saginaw Drive, Redwood City, California 94063 (650) 366-2626
     ----------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         Michael O'Connell
                    Executive Vice President and
                      Chief Financial Officer
                   Advanced Polymer Systems, Inc.
                          123 Saginaw Drive
                  Redwood City, California  94063
                         (650) 366-2626
              ---------------------------------------
              (Name, address, including zip code, and
               telephone number, including area code,
                      of agent for service

                            Copy to:
                      Richard A. Peers, Esq.
                 Heller Ehrman White & McAuliffe
                      525 University Avenue
                Palo Alto, California  94301-1908
                     (650) 324-7000 (phone)
                      (650) 324-0638 (fax)

     Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the effective date of this Registration
                               Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
              ---

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
              ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       ---

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                    ---

                 CALCULATION OF REGISTRATION FEE
=======================================================================
                            Proposed      Proposed
Title of                    Maximum       Maximum
Shares        Amount        Offering      Aggregate     Amount of
to be         to be         Price per     Offering      Registration
Registered    Registered    Share (1)     Price         Fee
-----------------------------------------------------------------------
Common
Stock         200,000       $4.75         $950,000      $264.10(2)
=======================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the company's common stock on the Nasdaq National Market on December 28, 1998.
(2) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

  PROSPECTUS (Subject to Completion) Dated March 22, 1999

                 ADVANCED POLYMER SYSTEMS, INC.
              up to 200,000 Shares of Common Stock


Biosource Technologies, Inc. may offer and sell up to 200,000 shares of Advanced Polymer Systems common stock. We will pay the expenses of this offering.

On February 26, 1999, the company had 19,993,311 shares of its common stock issued and outstanding. Our common stock trades on the Nasdaq National Market under the symbol "APOS". On February 26, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $4.75 per share.

Beginning on page 4, we have listed several "RISK FACTORS" which you should consider. You should read the entire prospectus carefully before you make your investment decision.

The Securities and Exchange Commission and state regulatory authorities have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The Date of this Prospectus is March --, 1999

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holder is offering to sell, and seeking offers to buy, shares of Advanced Polymer Systems, Inc. common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                         TABLE OF CONTENTS
                                   Page
Risk Factors                          4
Where You Can Find More Information   7
Documents Incorporated by Reference   7
Forward-Looking Information           8
Selling Security Holder               8
Plan of Distribution                  8
Description of Capital Stock          9
Use of Proceeds                       10
Legal Matters                         11
Experts                               11

                           RISK FACTORS

You should consider carefully the following risk factors, along with other information contained or incorporated by reference in this prospectus, in deciding whether to invest in our securities. These factors, among others, may cause actual results, events or performances to differ materially from those expressed in any forward-looking statements we made in this prospectus.

Historically, we have not been profitable. In the past, we have not generated enough cash from operations to cover our costs. We have operated in the past by using cash generated from financings, including the sale of securities. Although we have been profitable in certain recent quarters, we may not be able to continue to generate significant future revenues or continue to sell products at a profit.

If required, we may not be able to obtain additional financing in the future. If our costs are higher than expected or revenues do not meet expectations, we may require additional financings to sustain and develop our business.

If additional funding is required, but is unavailable on commercially reasonable terms, we would have to significantly reduce operating expenses, by decreasing spending on:
 - outside clinical programs, or
 - a variety of other discretionary external expenditures.

These events would adversely effect the operations of the company.

Shareholders will suffer dilution if we have to sell additional securities to raise funds to operate. We may have to generate additional funds to sustain and develop our business. In the past, a major source of funds was the sale of additional securities. We may have to sell additional securities at a discount. These sales could:
 - dilute existing shareholders' equity ownership, and
 - decrease stock value since we will be selling it at discounted prices.

We may lose revenue if we cannot continue selling our Microsponge(R) products. Our Microsponge products are based on relatively new technologies. Selling products utilizing our Microsponge delivery systems is still in its early stages.

If we are not able to continue to successfully sell our Microsponge products, this would result in loss of revenue.

Government safety regulations could impose additional costs or slow the introduction of products utilizing our delivery systems. The regulatory process necessary to establish product safety and efficacy in the United States and in other countries where our products may be distributed includes preclinical testing and clinical trials. This can be very time consuming and costly.

Furthermore, even after significant time and expenditure, we may not obtain regulatory agency approvals, which could adversely effect our results. Moreover, if regulatory agency approval of a product is granted, such approval may be:
 - limited to certain uses of the product, or
 - temporary, as marketed product and its manufacture are subject to continued review by regulatory authorities.

Personal care products are not currently subject to active regulation by the FDA in the same manner as pharmaceutical products. Nonetheless, more extensive regulation could occur in the future. This would subject our personal care products to regulatory risks similar to our pharmaceutical products.

We may not be able to successfully compete against larger and more experienced companies. Our competitors are larger and have more experience. Other companies are developing products based on similar technologies for cosmetic, therapeutic and industrial applications. We are in competition with other companies that possess:
 - greater financial and technical resources,
 - greater manufacturing and marketing capabilities and
 - more experience in testing and obtaining any necessary regulatory approval.

Our stock price is volatile and could decrease. The market price of our common stock has been and may continue to be highly volatile. Future events, many of which will be beyond our control, may have a significant impact on the market price of our common stock. The following events could depress the market price of our common stock:
 - quarterly fluctuations in revenues and financial results;
 - future sales of shares by the selling stockholder or by other current stockholders, or
 - future sales of shares by option holders and warrant holders who exercise stock options or warrants.

Our existing collaborative agreements or future collaborative agreements may not be successful. We have entered into collaborative agreements with certain major corporations. Under these agreements our collaborative partners have rights to specific products. Our collaborative partners generally control product marketing so we are dependent on their efforts for the success of these products. If a collaborative partner fails to successfully market a product, our results will be adversely affected. We also expect to rely on additional collaborative agreements to develop and commercialize certain future products. However, we may not be able to negotiate acceptable collaborative agreements in the future.

Our anti-takeover provisions may inhibit an acquisition of the Company or reduce consideration received by stockholders. Our stockholders rights plan allows stockholders to purchase our stock at a discount in the event of an attempted acquisition, subject to some exceptions. See "Description of Capital Stock" below. The existence of this anti-takeover provision may:
 - delay, defer or prevent a change of control of the company;
 - make us less attractive to any potential acquiror;
 - cause stockholders to receive less for their shares than would otherwise be available in the event of a takeover attempt.

We may incur costs in order to adequately address Year 2000 issues. Year 2000 exposure is the result of computer programs using two instead of four digits to represent the year. These computer programs may erroneously interpret dates beyond the year 1999, which could cause system failures or other computer errors, leading to disruptions in operations. We have begun to develop a program to limit or eliminate Y2K exposures.

We have not yet completed this program. We expect to complete it by the end of 1999, though we may not be successful in doing so.

Failure to complete all necessary procedures by the Year 2000 may have a material adverse impact on the operations of the Company. Failure of third parties, such as customers and suppliers, to resolve year 2000 problems in their systems would also have a material adverse impact on the Company.

               WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including Advanced Polymer Systems) may be found.

This prospectus is part of a registration statement that we filed with the SEC (Registration No. 333-69815). The registration statement contains more information than this prospectus regarding the Company and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

               DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

      SEC Filing
     (File No. 000-16109)                   Period/Filing Date
     --------------------                   ------------------
     Annual Report on Form 10-K           Year ended December 31, 1997
     Quarterly Reports on Form 10-Q       Quarter ended March 31, 1998
                                          Quarter ended June 30, 1998
                                          Quarter ended September 30, 1998

You may request a copy of these documents, at no cost, by writing to:

                     Advanced Polymer Systems, Inc.
                     123 Saginaw Drive
                     Redwood City, California 94063
                     Attention: Investor Relations
                     Telephone:   (650) 366-2626

                     FORWARD-LOOKING INFORMATION

Statements made in this prospectus or in the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. A number of risks and uncertainties, including those discussed under the caption "Risk Factors" above and the documents incorporated by reference herein could affect such forward-looking statements and could cause actual results to differ materially from the statements made.

                         SELLING SECURITY HOLDER

The following table sets forth the name of the selling security holder, the maximum number of shares of common stock owned beneficially by the selling shareholder as of February 26, 1999 and the maximum number of shares that may be offered pursuant to this prospectus. We base this information upon information provided by the selling security holder. Applicable percentage of ownership is based on 19,993,311 shares of common stock outstanding as of February 26, 1999.

                   Common Stock                         Common Stock
                   Beneficially Owned   Common Stock    Beneficially owned
                   Prior to Offering    to be sold     After Offering
                   ------------------   ------------    -----------------
Selling Security
Holder             Number    Percent                    Number     Percent
----------------   ------    -------                    ------     -------
Biosource
 Technologies,
 Inc.              200,000   1%         200,000             --        --

                           PLAN OF DISTRIBUTION

The selling security holder may offer its shares from time to time in one or more of the following transactions:
 - in the over-the-counter market;
 - on the Nasdaq National Market or any other exchange on which the shares may be listed;
 - in negotiated transactions, or
 - a combination of such methods of sale.
The selling stockholder may sell the shares at the following prices:
 - at market prices prevailing at the time of sale;
 - at prices related to such prevailing prices; or
 - at negotiated prices,
and may use the shares to cover short positions previously established. The selling security holder may use broker-dealers to sell the shares.

The broker-dealers will either receive discounts or commissions from the selling security holder, or they will receive commissions from purchasers of shares.

Under certain circumstances the selling security holder and any broker-dealers that participate in the distribution may be "underwriters" within the meaning of the Securities Act. Any commissions received by these broker-dealers and any profits realized on the resale of shares by them may be underwriting discounts and commissions under the Securities Act. The selling security holder may agree to indemnify these broker-dealers against certain liabilities, including liabilities under the Securities Act. Additionally, if the selling security holder desires to sell 20,000 or more of the shares to the public, it must inform us and provide us with up to five days to find a block buyer for such shares.

Broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share, and may purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may resell the shares from time to time in the manner described above, and may pay to or receive from the purchasers commissions computed as described above.

Under the rules and regulations of the SEC, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to the common stock of the company for a period of two business days prior to the commencement of such distribution. The selling security holders will also be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act which may limit the timing of purchases and sales of shares of the company's common stock by the selling security holders.

The selling security holder will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by them. We are registering the shares offered in this prospectus in accordance with our contractual obligations, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

                  DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we have authorized 50,000,000 shares of $0.01 par value common stock and 2,500,000 shares of $0.01 par value preferred stock.

COMMON STOCK

As of February 26, 1999, there were 19,993,311 shares of common stock outstanding held of record by 570 stockholders. The holders of common stock have one vote for each share on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock will receive ratably any dividends declared by the board of directors out of funds legally available for payment of dividends. In the event of a liquidation, dissolution or winding up of the company, holders of common stock will share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights, no right to convert their common stock into any other securities, and no right to vote cumulatively for the election of directors. The outstanding shares of common stock are fully paid and nonassessable.

On August 19, 1996, the board of directors adopted a stockholders rights plan, which allows stockholders to purchase common stock at discount in the event of a tender offer or when any person acquires 20% or more of our outstanding common stock, subject to some exceptions.

We have not paid cash dividends on our common stock and do not plan to pay any such dividends in the foreseeable future. Under lending agreements we are party to, we are restricted from declaring or paying dividends on our common stock.

PREFERRED STOCK

The board of directors may authorize the issuance of up to 2,500,000 shares of preferred stock in one or more series and fix the rights, preferences, privileges and restrictions thereof, including:
 - dividend rights,
 - conversion rights,
 - voting rights,
 - terms of redemption,
 - liquidation preferences, and
 - the number of shares constituting any series, or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without action by the shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of common stock. As of February 26, 1999, there were no shares of preferred stock outstanding.

                            USE OF PROCEEDS

We issued up to 200,000 shares to the selling security holder under a Settlement Agreement and Release, dated December 22, 1998, between the company and the selling security holder in connection with the settlement of a lawsuit. The selling security holder will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

                             LEGAL MATTERS

Heller Ehrman White & McAuliffe, Palo Alto, California, counsel to the company will pass upon the validity of the shares being offered by this prospectus. Julian N. Stern, the Secretary of the company, owns 179,000 shares of common stock and is the sole stockholder and employee of a professional corporation that is a partner of Heller Ehrman White & McAuliffe.

                                 EXPERTS

The financial statements of Advanced Polymer Systems, Inc. which appear in its Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by KPMG LLP, independent auditors, as set forth in their report thereon and included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

    Securities and Exchange Commission Registration Fee      $   264.10
    Accounting Fees                                            5,000.00
    Legal Fees and Disbursements                              10,000.00
    Miscellaneous                                                735.90
                                                             ----------
    Total                                                    $16,000.00
                                                             ==========

Item 15.  Indemnification Of Officers And Directors.

The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Section B of Article VI of the registrant's Certificate of Incorporation provides:
"(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law." Registrant maintains directors' and officers' liability insurance in the amount of $5,000,000 which covers civil liabilities. Such insurance helps the Registrant to attract qualified officers and directors, by providing a means for the Company to pay the costs and expenses involved in the event civil litigation is brought against of one of the Registrant's officers or directors.

Item 16.  Exhibits.

EXHIBIT   DESCRIPTION

5          -- Opinion of Heller, Ehrman, White & McAuliffe(1)
23.1       -- Consent of Heller, Ehrman, White & McAuliffe (filed as
              part of Exhibit 5)
23.2       -- Consent of KPMG LLP
[FN]
(1) Previously filed.

Item 17.  Undertakings.

A.  The undersigned Registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on the 22nd day of March, 1999.

                                    ADVANCED POLYMER SYSTEMS, INC.

                                    By: /S/ Michael O'Connell
                                        -------------------------
                                        Michael O'Connell
                                        Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                    Date
----------------------------------------------------------------------
/S/ John J. Meakem, Jr.     Chairman, President,     March 22, 1999
-------------------------   Chief Executive          --------------
John J. Meakem, Jr.         Officer (Principal
                            Executive Officer)

/S/ Michael O'Connell       Executive Vice           March 22, 1999
-------------------------   President, Chief         --------------
Michael O'Connell           Administrative Officer
                            and Chief Financial
                            Officer (Principal
                            Financial Officer and
                            Principal Accounting
                            Officer)

/S/ Carl Ehmann*            Director                 March 22, 1999
-------------------------                            --------------
Carl Ehmann


/S/ Jorge Heller*           Director                 March 22, 1999
-------------------------                            --------------
Jorge Heller


/S/ Peter Riepenhausen*     Director                 March 22, 1999
-------------------------                            --------------
Peter Riepenhausen


/S/ Toby Rosenblatt*        Director                 March 22, 1999
-------------------------                            --------------
Toby Rosenblatt


/S/ Gregory H. Turnbull*    Director                 March 22, 1999
-------------------------                            --------------
Gregory H. Turnbull


/S/ C. Anthony Wainwright*  Director                 March 22, 1999
-------------------------                            --------------
C. Anthony Wainwright


/S/ Dennis Winger*          Director                 March 22, 1999
-------------------------                            --------------
Dennis Winger

* by /S/ Michael O'Connell Attorney-in-fact.

                    ADVANCED POLYMER SYSTEMS, INC.

                             EXHIBIT INDEX
                             -------------

EXHIBIT      DESCRIPTION
-------      -----------

5          -- Opinion of Heller, Ehrman, White & McAuliffe(1)
23.1       -- Consent of Heller, Ehrman, White & McAuliffe
              (filed as part of Exhibit 5)
23.2       -- Consent of KPMG LLP
[FN]
(1) Previously filed.